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                                 EXHIBIT 10.22
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                 MARKETING AND TECHNICAL ASSISTANCE AGREEMENT

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THIS AGREEMENT ENTERED INTO WITH EFFECT AS OF AND FROM THE FIRST DAY OF
OCTOBER, 1996, BETWEEN:

 - LAFARGE, a corporation duly incorporated under the laws of France, having its corporate office at 61, rue des Belles-Feuilles 75116 PARIS, herein acting and represented by Mr. Jean Pierre Cloiseau, duly authorized as he so declares,

         AND

 -       LAFARGE CORPORATION, a corporation duly incorporated under the laws of
         Maryland,   USA, having its corporate office at 11130 Sunrise Valley
         Drive, Reston, Virginia 20191, USA, herein acting and represented by Mr. John Piecuch, duly authorized as he so declares,

WHEREAS:

Lafarge is engaged in research and development with respect to manufacture and sale of building materials, including gypsum products;

Lafarge has through many years of experience developed its means and expertise in the fields of research and development, marketing, strategic planning, human resources and communication techniques in relation to gypsum activities;

Lafarge Corporation, a company specialized in cement, ready-mix and aggregates activities, has recently acquired two gypsum wallboard plants in the Northeast region of the United States;

Lafarge Corporation having limited experience in gypsum activities, desires to enter into a technical and marketing assistance agreement with Lafarge under the conditions hereinafter described.


NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1 - DEFINITIONS

   In this agreement, the following terms shall have the following definitions unless the context clearly indicates otherwise:

   - {Lafarge} means Lafarge and all its subsidiaries specialized in gypsum activity.

   - {Lafarge Corporation} means Lafarge Corporation including its two United States wallboard plants and plants subsequently constructed or acquired.

   -     {Division} means Lafarge Platres company.
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   -     {Products} means gypsum based products such as, but not limited to:

         wallboard, wallboard complementary products (joint compounds, accessories, ...), construction plasters, moulded products (cove, cornices), industrial plasters (for sanitaryware, tableware, foundry, dental applications, ...), gypsum based screeds as well as paper used for wallboard manufacturing.

   - {Subsidiaries} means any corporate entity of which Lafarge or Lafarge Corporation as applicable owns more than 50% of the voting shares and/or has the sole power to name more than 50% of the directors.

   - {Territory} means the United States of America, and all its territories and possessions.

   -     {Third parties} means any entity other than Lafarge and Lafarge
         Corporation.

2 - SCOPE OF THE ASSISTANCE

   Lafarge hereby agrees to assist Lafarge Corporation in the following fields:

   -     process and new product development

   -     marketing and strategic planning

   -     information technology

   -     training of personnel

   -     human resources and communication techniques


3 - PROCESS AND NEW PRODUCT DEVELOPMENT

   Process and new product development shall include, for the purpose of this agreement, application research in connection with the design and development of new products and the design and development of processes for the manufacturing of products.

   3.1  Design and Development of New Products

   Lafarge Corporation will have access to the expertise of Lafarge, including technical support personnel with respect to technical developments. Lafarge will assist Lafarge Corporation in product specification design and testing trials for products registration.

   Lafarge will provide Lafarge Corporation with reports, formulas, specifications and written descriptions.

   3.2  Design and Development of Industrial Processes

   Lafarge Corporation will:

   - have the management or technical support of Lafarge in the design and management of capital projects

   - have access to the expertise of Lafarge for technical audits of Lafarge Corporation's production facilities and facilities to be evaluated within the framework of acquisitions and new business ventures

   -     be involved in the benchmarking at the Division level

   - be provided by Lafarge with reports, formulas, specifications and written descriptions

   -     have access to the database on equipment suppliers
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   -     have the possibility to attend meetings specific to the areas listed above that will be organized by the Division


3.3 Filing of Patents

   Any research and development conducted within the scope of this agreement may lead to the filling of patents.

   In order to avoid the inconveniences of co-ownership, such patents shall be filed by Lafarge but Lafarge Corporation shall have a royalty-free, perpetual, and exclusive license on these patents for its Territory with the possibility and right of granting sub-licenses to U.S. subsidiaries. The cost of filing such patents in the Territory shall be reimbursed by Lafarge Corporation to Lafarge.

   Lafarge Corporation covenants and agrees to execute promptly any and all papers, certificates and documents and to perform whatever lawful acts may be deemed necessary by Lafarge in connection with the filing of any such patents in the Territory, or that may be necessary or desirable to effect and maintain Lafarge rights in all such patents.

   If Lafarge refuses to file a patent resulting from research and development conducted within the scope of this agreement, Lafarge Corporation shall be entitled to proceed with the filing of such patent in its Territory, subject to the granting to Lafarge, at Lafarge request, of the royalty-free, perpetual and exclusive license for France, and being then entitled to grant sub-licenses to French subsidiaries. The costs associated with granting to Lafarge such license for France shall be borne by Lafarge.

   Lafarge covenants and agrees to execute promptly any and all papers, certificates and documents and to perform whatever lawful acts may be deemed necessary by Lafarge Corporation in connection with the filing of any such patent in the Territory or that may be necessary or desirable to effect and maintain Lafarge Corporation rights in all such patents.

3.4 Acquisition of Patents or Licenses

   Should one of the parties hereto wish to acquire a patent or license related to the subject of this agreement under a patent filed by a Third Party, it will be allowed to do so directly but shall grant to the other party the right of obtaining a license as provided in section 3.3 hereof, to the extent that such patent and/or licenses can be lawfully licensed or sub-licenses.

4 - MARKETING AND STRATEGIC PLANNING

   Lafarge Corporation will have access to the database of Lafarge so as to obtain information on:

   - market positions of competitors in various countries

   - information on competitor plants

   - structure and trends of gypsum based products consumption in various markets

   - general information and trends on construction activity by country

   - information on construction industry players by country (distributors, applicators, contractors, licensers, administration)

   - marketing strategies in various markets

   - marketing strategies by product (commercial and under development)
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   - other information related to the gypsum business

   In additions, Lafarge Corporation will have access to reports, commercial brochures and samples. Lafarge Corporation personnel will have the possibility to attend meetings that will be organized by the Division on the areas above listed.

5 - INFORMATION TECHNOLOGY (MIS)

   Lafarge will provide Lafarge Corporation with technical support on the implementation of software system as well as application support.

6 - TRAINING OF PERSONNEL

   Upon request from Lafarge Corporation, the appropriate department(s) of Lafarge, in order to facilitate the use by Lafarge Corporation of the results of the research and development, will organize collective or individual training sessions in connection with products, conception, design and running of plants and marketing, according to terms and conditions to be determined by the parties hereto.

   Lafarge shall ensure that Lafarge Corporation technicians have free access to Lafarge Technical Departments and to all documentation.

7 - HUMAN RESOURCES AND COMMUNICATIONS

   Lafarge Human Resources Department shall, at the request of Lafarge
   Corporation:

   - provide Lafarge Corporation with technical personnel capable of developing know-how in the field of production of the Products, processes, equipment or plant design;

   - provide Lafarge Corporation with plant managers, engineers and technicians capable of ensuring that Lafarge Corporation gypsum plants operate on the highest technical level;

   - provide Lafarge Corporation with fully trained executives in other management fields such as finance, M.I.S, planning and general management for gypsum activities;

   - provide job opportunities to Lafarge Corporation personnel either in Lafarge corporate staff or gypsum plants or any subsidiary in France or elsewhere;

   - assist Lafarge Corporation in employee involvement programs and internal communication for gypsum activities;

   - provide Lafarge Corporation with information on remuneration and fringe benefits systems, and job and performance measurement systems that correspond to practices specific to the management of gypsum activities;

   A specific channel of internal communication will be established between Lafarge Corporation and the Division for exchange of organization announcements and internal publications distributed to gypsum activity personnel.

8 - FEES AND EXPENSES

   In consideration for the technical assistance to be received under this agreement, Lafarge Corporation will pay to Lafarge an annual fee equal to
   USD 1,000,000.
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   This fee will be paid to Lafarge in quarterly installments no later than the thirtieth day after the end of each calendar term.

   Payments above will be invoiced by Lafarge to Lafarge Corporation in French Francs converted from U.S. dollars at the average exchange rate for the quarter. They will be effected by wire transfer to Lafarge in Paris France.

   Lafarge Corporation shall pay all transportation and lodging expenses incurred by any of its employees staying in France in application of article 6 (training).

   Lafarge will supply annually to the President of Lafarge Gypsum and Lafarge Corporation's management with information to assist in the preparation of a marketing and technical assistance report which will be presented to the Audit Committee of Lafarge Corporation.

9 - COMMENCEMENT DATE AND DURATION OF THIS AGREEMENT

   This agreement is entered into for a period of two years beginning as of October 1, 1996.

   This agreement shall, after this two year period, be tacitly renewed from year to year but each party may terminate this agreement at the end of each annual period of renewal subject to a six month notice.

   The parties acknowledge that it is likely that certain modifications to this agreement will be necessary or desirable after two years of experience thereunder, and the parties agree to negotiate such modifications, if any, at least six months prior to the end of initial two year term.

10 - CONSULTANTS

   The rights provided to Lafarge Corporation under this agreement include access to Lafarge regular consultants for usual consultation but include neither specific works requested from these consultants, nor any interventions of any other consultants or outside organization, even if proposed by Lafarge to Lafarge Corporation.

11 - CONFIDENTIALITY

   All parties commit themselves and their personnel not to divulge, in any manner whatsoever, any technical or other information which is the subject of this agreement and to preserve its confidential status, if any.

   Lafarge Corporation hereby covenants and agrees that no information given by or on behalf of Lafarge in the manner hereinabove described or otherwise, shall be disclosed to anyone outside its respective organization without the prior consent of Lafarge and that such information shall be disclosed only to employees of Lafarge Corporation who are responsible for gypsum operations, as the case may be, who have first been properly instructed to maintain such information in confidence.

   Such confidentiality shall be maintained in the event of termination of this agreement as long as the most recent patent, in the case of patented processes, and shall be maintained for five (5) years following its termination in the case of non patented processes.
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   Should Lafarge or Lafarge Corporation discover that the techniques on which they are cooperating are being counterfeited, each party hereof agrees to inform the other and to use their best efforts to stop such illegal actions.

   Notwithstanding the foregoing, confidential information as described in this article 12 shall not include information that:

   (a) is or hereafter becomes publicly known, other than through the fault of or breach of this agreement by the recipient of the information;

   (b) is disclosed to the recipient by a third party in good faith and not in breach of any agreement or other obligation of confidentiality;

   (c) is required by law to be disclosed in connection with a judicial or governmental action, investigation or other proceeding.

12 - LIABILITY

   Notwithstanding the assistance or advice received by Lafarge Corporation from Lafarge hereof in connection with this agreement, Lafarge Corporation shall remain fully liable for the decisions and actions made within the scope of this agreement.

13 - NOTICES

   Any notice required to be given under this agreement shall be in writing and shall be sent by certified or registered mail, or its equivalent, postage prepaid, or sent by telex, addressed to each party as follows:

   to Lafarge                     Lafarge
                                  61, rue des Belles-Feuilles
                                  75116 Paris
                                  France
                                  Attention: Direction des Affaires Juridiques

   to Lafarge Corporation         Lafarge Corporation
                                  11130 Sunrise Valley Drive
                                  Reston, VA 20191
                                  USA
                                  Attention: V.P Legal Affairs

14 - GOVERNING LAW

   This agreement shall be interpreted and construed in accordance with the laws of the Helvetic Confederation.

15 - ARBITRATION

   All disputes, differences, or questions between the parties concerning the construction, interpretation, and effect of this agreement or any clause herein contained, or the rights and liabilities of the parties shall be settled in the Canton of Geneva, in accordance with the Rules of Arbitration of the Chamber of Commerce and Industry of Geneva dated January 1, 1992.
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16 - ASSIGNMENT

   This agreement may not be assigned or transferred by Lafarge or Lafarge Corporation without prior written consent of the other party. Such consent shall not be unreasonably withheld.

17 - NO AFFILIATIONS

   Nothing in this agreement shall be construed to create between the parties a partnership, association, joint-venture, or agency.

18 - WAIVERS

   Failure of any party to require strict performance of any term of this agreement shall not affect that party's right to fully enforce the same, nor shall any waiver of a default be construed to be a waiver of any succeeding default.

19 - PROVISIONS SEVERABLE

   If any term or provision of this agreement shall be held or adjudged illegal, invalid or unenforceable by any court having jurisdiction, such shall not affect the validity of any other term or provision hereof, and such illegal, invalid or unenforceable term or provision shall be deemed to be separate and shall be deleted from this agreement.


20 - BINDING AGREEMENT

   This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns to the extent that this agreement is assignable by its terms.

21 - AUTHORITY TO CONTRACT; COUNTERPARTS

   Each of the parties covenants that this agreement is executed under authority duly granted by its Board of Directors or other entity having power and capacity to grant such authority. This agreement has been signed in two counterparts, each of which shall be deemed an original.

22 - COST OF LITIGATION

   In the event of any dispute arising as the result of the breach or alleged breach of any term of this agreement, and if such dispute is taken by any party to court, the successful party in any such court action shall be entitled in addition to any damages suffered, to receive all of the costs of suit including, without limiting the generality of the foregoing, reasonable attorney fees and experts fees, the cost of exhibits and the preparation thereof, and all other costs incident to such litigation.

23 - HEADING

   Caption headings are for convenience of reference only.
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24 - TERRITORY

   The rights provided to Lafarge Corporation under this agreement shall be only for use in the Territory.

In witness whereof, the parties have signed this agreement, this 6th day of November 1996.


           LAFARGE                                    LAFARGE CORPORATION



by:      /s/ JEAN-PIERRE CLOISEAU               BY:   /s/ JOHN PIECUCH
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           Jean Pierre Cloiseau                          John Piecuch
         Vice-President, Finance                   President & Chief Executive
                                                            Officer